Exhibit 32.1/32.2

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K (the “Report”) of Engage Mobility, Inc. (the “Company”) for the fiscal year ended June 30, 2016, I, Hua Zhang, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

ENGAGE MOBILITY, INC.

Dated: March 13, 2017	By:	/s/ Hua Zhang
	Name:	Hua Zhang
	Title:	Chief Executive Officer,
Chief Financial Officer, and Director
(Principal Executive Officer, President, Secretary, Treasurer and
Principal Financial Officer)